UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2011
Irvine Sensors Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 549-8211
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.
This Current Report on Form 8-K is being voluntarily filed early by Irvine Sensors Corporation (the “Company”) to report the following unregistered sales of equity securities:
On various dates between April 8 and May 3, 2011, the Company issued an aggregate of 3,070,707 shares of common stock to an accredited institutional investor upon such investor’s conversion of an aggregate of $921,212.10 of the stated value of the Company’s Series C Convertible Preferred Stock (the “Series C Stock”). With the consummation of these conversions, all outstanding shares of the Series C Stock have been converted to common stock.
As the Company previously disclosed in its Current Reports on Form 8-K filed with the Securities and Exchange Commission on November 15, 2010, November 26, 2010, December 8, 2010 and December 16, 2010, the Company previously sold 10% Unsecured Convertible Promissory Notes due May 31, 2011 (the “Bridge Notes”) to investors in an aggregate principal amount of $3,000,000, the terms of which permit the holders of the Bridge Notes (the “Bridge Note Holders”) to convert up to and including the aggregate outstanding principal amount of such Bridge Notes and any accrued interest thereon (the amount converted, the “Conversion Amount”) into the same securities issued in, and upon the same terms and conditions of, the Company’s secured convertible note financing (the “Financing”) that occurred on December 23, 2010 (the “Bridge Note Conversion”). On April 20, 2011, the Company entered into Joinder Agreements with two accredited Bridge Note Holders who held Bridge Notes in the aggregate principal amount of $115,000, pursuant to which such Bridge Note Holders agreed to be bound by the terms of the Securities Purchase Agreement entered into in the Financing and converted the Conversion Amount under their Bridge Notes into the same securities issued in the Financing, with 31.8% of such aggregate Conversion Amount being allocated to the purchase of an aggregate of 542,988 shares of the Company’s common stock (the “Shares”) for $38,009.28, or $0.07 per share, and the remaining $81,516.75 of the aggregate Conversion Amount being allocated to the purchase of 12% Subordinated Secured Convertible Notes due December 23, 2015 (the “Notes”).
The conversion terms and other material terms of the Notes and related transaction agreements, including the Joinder Agreement, the Securities Purchase Agreement and a Note and Security Agreement, were previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2011, as modified by Exhibit 10.3 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2011.
None of the Shares, the Notes or the shares of Common Stock issuable upon conversion thereof has been registered under the Securities Act of 1933 and none may be offered or sold absent registration or an applicable exemption from registration.
The sales and issuances described in this Current Report on Form 8-K (and the issuances of shares of Common Stock upon conversion or exercise of the convertible securities described herein) have been determined to be exempt from registration under the Securities Act of 1933, as amended, in reliance on Sections 3(a)(9) and 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions (i) involving securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange and (ii) by an issuer not involving a public offering. The investors have represented that they are accredited investors, as that term is defined in Regulation D, and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION
(Registrant)

Dated: May 9, 2011	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr.
Senior Vice President and Chief Financial Officer

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